UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 Westwood Place, Suite 350 Brentwood, TN 37027
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2021, Cryoport, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved, among other things, the second amendment (the “Plan Amendment”) to the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”) to increase the number of authorized shares of the Company’s common stock available for issuance thereunder from 5,000,000 to a total of 7,850,000 under the plan. The voting results relating to the approval of the Plan Amendment are set forth under Item 5.07 of this Current Report on Form 8-K.

The material terms of the Plan, as amended by the Plan Amendment, were described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 16, 2021 (the “Proxy Statement”) under the caption “Proposal No. 4 – To Approve an Amendment to the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan to Increase the Number of Authorized Shares Under the Plan,” which description is incorporated herein by reference.

The descriptions of the Plan, as amended by the Plan Amendment, contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the amended Plan, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting of Stockholders on April 30, 2021. The final voting results for the proposals submitted to a vote of stockholders at the Annual Meeting, each of which is described in detail in the Proxy Statement, are set forth below.

Proposal No. 1: Election of Directors. The individuals listed below were elected to serve as directors of the Company until the Company’s 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified or their earlier death, resignation, or removal:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Linda Baddour	41,288,002	301,868	3,172,098
Richard Berman	33,474,115	8,115,755	3,172,098
Daniel M. Hancock	40,916,893	672,977	3,172,098
Robert Hariri, M.D., Ph.D.	15,575,738	26,014,132	3,172,098
Ram M. Jagannath	40,974,436	615,434	3,172,098
Ramkumar Mandalam, Ph.D.	38,901,803	2,688,067	3,172,098
Jerrell W. Shelton	40,384,781	1,205,089	3,172,098
Edward J. Zecchini	40,825,733	764,137	3,172,098

Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2021. This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,951,073	6,783,091	27,804	—

Proposal No. 3: Advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,853,716	1,206,310	529,844	3,172,098

Proposal No. 4: Amendment to the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan to increase the number of authorized shares under the plan. This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,241,451	12,286,979	61,440	3,172,098

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (as amended by the First Amendment and the Second Amendment, effective April 30, 2021)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2021	Cryoport Inc.

/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer